Exhibit 8.1

SUBSIDIARIES
The full corporate name, jurisdiction of incorporation and registered and beneficial ownership of the issued and outstanding shares of each direct and indirect Subsidiary is as follows:

Jurisdiction of
Name of Subsidiary	Incorporation	Ownership of Securities

Mitel Networks Holdings Limited	United Kingdom	Wholly-owned by the Corporation

Mitel Networks Asia Pacific Limited	Hong Kong	Wholly-owned by the Corporation

Mitel Networks International Limited	Barbados	Wholly-owned by the Corporation

Mitel Networks Overseas Limited	Barbados	Wholly-owned by the Corporation

Mitel Networks Limited	United Kingdom	Wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by the Corporation

Mitel Networks, Inc.	Delaware	Wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel US Holdings, Inc. which is in turn wholly-owned by the Corporation

Mitel U.S. Holdings, Inc.	Delaware	Wholly-owned by the Corporation

Mitel (Delaware), Inc.	Delaware	Wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Mitel Netsolutions, Inc.	Texas	Wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Mitel Leasing, Inc.	Arizona	Wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Mitel Business Systems, Inc.	Arizona	Wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Jurisdiction of
Name of Subsidiary	Incorporation	Ownership of Securities

Mitel Technologies, Inc.	Arizona	Wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Inter-Tel Lake Limited	Republic of Ireland	Wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Swan Solutions Limited	United Kingdom	Wholly-owned by Mitel Networks, Inc., which is in turn wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Lake Communications Limited	Republic of Ireland	Wholly-owned by Inter-Tel Lake Limited, which is in turn wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel US Holdings, Inc., which is in turn wholly-owned by the Corporation

Lake Electronics Technologies Limited	Republic of Ireland	Wholly-owned by Inter-Tel Lake Limited, which is in turn wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel US Holdings, Inc., which is in turn wholly-owned by the Corporation